UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

FORTISTAR SUSTAINABLE SOLUTIONS CORP.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-39939	85-2693583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One North Lexington Avenue
White Plains, NY 10601
(Addresses of principal executive offices)

(914) 421-4900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units	FSSIU	The Nasdaq Stock Market LLC
Class A Common Stock	FSSI	The Nasdaq Stock Market LLC
Warrants	FSSIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 28, 2022, Fortistar Sustainable Solutions Corp. (the “Company”) filed a preliminary proxy statement (the “Preliminary Proxy Statement”) which contains proposals to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and to amend the Company’s Investment Management Trust Agreement (the “Trust Agreement”). The Company and its sponsor, FSSC Sponsor LLC, are seeking approval of the Company’s shareholders to redeem its outstanding Class A ordinary shares for cash held in its trust account prior to December 31, 2022 (the “Redemption”). The amended and restated Charter and amended Trust Agreement will allow the Company to effect the Redemption.

Investors are encouraged to read the Preliminary Proxy Statement which can be found on the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fortistar Sustainable Solutions Corp.

Date: October 28, 2022	By:	/s/ Nadeem Nisar
	Name:	Nadeem Nisar
	Title:	Chief Executive Officer and Director